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                                   BY-LAWS
                                     OF
                              EXCEL CORPORATION


     SECTION 1. The officers of the corporation shall consist of the President, one or more Vice Presidents, the Secretary, the Treasurer, and such assistant officers as the Board of Directors shall from time to time designate and elect.

     SECTION 2. Any two offices, other than those of President and Vice President and President and Secretary, may be held by the same person. All officers of this corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors for the term of one year and until their successors have been elected. No officer, other than the President, need be a director of this corporation.

                                  ARTICLE II
                      CHAIRMAN OF THE BOARD OF DIRECTORS

     The Chairman of the Board of Directors shall be chosen from among the directors. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and directors.

                                  ARTICLE III
                         PRESIDENT AND VICE PRESIDENT

     SECTION 1. The President shall be chosen from among the directors and shall be the Chief Executive Officer of the corporation. It shall be his duty to preside at all meetings of the shareholders and the directors, in the absence of the Chairman of the Board of Directors; to see that all orders of the shareholders or the Board of Directors are carried out and put into effect; to execute all Certificates of Stock issued by the corporation; to execute contracts, deeds, mortgages, and other instruments or agreements in behalf of the corporation, and to perform such other duties and render such other services for and in behalf of the corporation as may be assigned to him by the Board of Directors.

     SECTION 2. Each Vice President shall have such powers and perform such duties as the Board of Directors may prescribe or as the President may delegate to him. At the request of the President, any Vice President may temporarily act in the place of the President and may perform all of the duties of the President in his absence or during his disability. In the event of the death of the President or in the event of his absence or inability to act without having designated a Vice President to act temporarily in his place, the Board of Directors shall

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designate a Vice President to perform all of the duties and to be vested with all of the powers of the President.

                                ARTICLE IV
                           PRESIDENT PRO TEMPORE

     In the absence or during the disability of the President and all of the Vice Presidents, the Board of Directors may appoint a President Pro Tempore who shall have the same powers and perform the same duties as are hereinbefore prescribed for the President, and he shall have said powers and perform said duties only so long as the President and all Vice Presidents may be absent or disabled.

                                ARTICLE V
                                SECRETARY

     SECTION 1. The Secretary shall attend all meeting of the shareholders and the Board of Directors and shall prepare and keep accurate and complete minutes of each of said meetings. He shall give proper notice of all meetings of the shareholders and of the Board of Directors when notice of any of such meetings shall be required to be given by the By-Laws.

     SECTION 2. The Secretary shall procure all of the stock certificates, stock books, stock transfer books, and other similar records and shall sign and attest all Certificates of Stock issued by the corporation.

     SECTION 3. The Secretary shall have the custody of and affix the corporate seal whenever the same is required to be affixed and shall perform such other duties and render such other services as may be assigned to him from time to time by the Board of Directors.

                                 ARTICLE VI
                                 TREASURER

     SECTION 1. The Treasurer shall procure and have custody of the financial records of the corporation and shall receive and have custody of and safely keep all of the cash and securities of the corporation. He shall keep an accurate record of all receipts and disbursements in books and records belonging to the corporation, shall deposit all moneys and securities in the name and to the credit of the corporation in such bank or banks as the Board of Directors may designate from time to time as the depositories of this corporation, shall disburse the funds of this corporation as ordered by the Board of Directors and all money paid out shall be by check only on the bank or banks designated as depositories, shall take proper vouchers for each disbursement, and shall render an

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account of all of his transactions as such Treasurer and of the financial condition of the corporation at the annual meetings of the shareholders and the Board of Directors and whenever required by the Board of Directors.

     SECTION 2. The Treasurer shall perform such other duties and render such other services as may be assigned to him form time to time by the Board of Directors.

                                   ARTICLE VII
                         ADDITIONAL DUTIES OF OFFICERS

     In addition to the duties imposed upon the several officers of this corporation, they shall have the powers and perform the duties usually had and possessed by the respective officers of a a like corporation. Assistant officers shall have such powers and duties as the officers whom they are elected to assist shall specify and delegate to them and such other powers and duties as these By-Laws or the Board of Directors may prescribe.

                                   ARTICLE VIII
                            DUTIES OF OFFICER DELEGATED

     In case of the absence or disability of any officer of the corporation, the Board of Directors may delegate the powers and duties of any such officer or director of this corporation for such period of time as the Board of Directors may determine.

                                    ARTICLE IX
                      BOND OF SECRETARY, TREASURER AND ASSISTANTS

     The Secretary, the Treasurer and their assistants shall, if required by the Board of Directors, give bond to the corporation in such sum and form as may be designated by the Board of Directors and with such surety or securities thereon as the Board of Directors may approve, conditioned for the faithful performance of their duties and the restoration to the corporation, in case of their death or removal from office, of all books, papers, vouchers, funds, money, securities and other property of whatever kind or description which may have come into their possession and belong to the corporation.

                                     ARTICLE X
                              MEETINGS OF SHAREHOLDERS

     SECTION 1. All meetings of the shareholders of this corporation shall be held at such place within or without the State of Indiana as may be specified in the notice of the meeting.

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     SECTION 2. The annual meeting of the shareholders of this corporation shall be held on the third Thursday in April of each and every year hereafter.

     SECTION 3. A complete list of the shareholders entitled to vote at any shareholders' meeting, arranged in alphabetical order and containing the address and number of shares of stock so held by each shareholder who is entitled to vote at said meeting, shall be prepared by the Secretary and shall be open to the examination of any shareholder at the office of the corporation at the time of the meeting and for five (5) days prior to thereto.

     SECTION 4. At all shareholders' meetings, a quorum shall consist of a majority of all of the shares of stock outstanding and entitled by the Articles of Incorporation to vote on the business to be transacted at said meeting, but a meeting composed of less than a quorum may adjourn the meeting from day to day thereafter or until some future time.

    SECTION 5. At the annual meeting of the shareholders, there shall be elected by plurality vote a Board of Directors consisting of three (3) members, who shall hold office until the next annual meeting of shareholders and until their successors have been elected and have qualified.

    SECTION 6. At all shareholders' meetings, each shareholder owning shares of common stock shall be entitled to one vote in person or by proxy for each share of common stock standing registered in his name on the books of the corporation ten days before said meeting is held.

    SECTION 7. The shareholders may be represented at any meeting thereof by their duly appointed Attorney-in-Fact provided the proxy so appointing said Attorney-in-Fact shall be filed with the Secretary prior to the meeting, and no person shall be appointed as an Attorney-in-Fact for any shareholder unless the person so appointed shall be a common shareholder of the corporation.

    SECTION 8. Special meetings of the shareholders of this Corporation may be called by the President, by the Board of Directors, or by shareholders holding not less than one-fourth (1/4) of all shares of stock outstanding and entitled, by the Articles of Incorporation, to vote on the business to be transacted at said special meeting, and shall be called by the President or a Vice President at the request of a majority of the Board of Directors. Neither the President nor the Board of Directors shall have the power to nullify and call for such special meeting made by the other.

     Whenever a special meeting of the shareholders shall be called, the call shall be delivered to the Secretary who shall issue the notice of said special meeting which is required to be given.

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     SECTION 9. Written notice of each meeting of the shareholders shall be given by the Secretary, to each shareholder of record who is entitled to vote at said meeting, at least ten days prior to the time fixed for the holding of said meeting, which said notice shall state the place, day and hour and the purpose for which said meeting is called, and said notice shall be addressed to the last known place of residence of each shareholder, as shown on the stock books of the corporation; the ten days shall be computed from the date upon which said notice is deposited in the mails.

     SECTION 10. Notice of any shareholders' meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof.

     Each waiver given under this section shall be filed with the corporate records or made a part of the minutes of the meeting.

     SECTION 11. Any action which may be taken at a meeting of the shareholders may be taken without a meeting, if authorized by a writing signed by all of the shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation.

     SECTION 12. No shares of Stock shall be coted at any annual or special meeting of shareholders upon which any installment is due and unpaid, which are owned by this corporation, or which have been transferred within ten (10) days before the date fixed for holding said meeting.

                                  ARTICLE XI
                   ORDER OF BUSINESS AT SHAREHOLDERS MEETING

     The order of business which shall be transacted at shareholders' meetings shall be as follows:
     1. Reading of minutes of previous meeting;
     2. Reports of officers;
     3. Reports of committees;
     4. Unfinished business;
     5. New business;
     6. Election of directors, if the meeting is held for that purpose.

                                   ARTICLE XII
                                    DIRECTORS

    SECTION 1. The property and business affairs of the corporation shall be managed and controlled by a Board of Directors consisting of two members, none of whom need be a shareholder of the corporation, who shall be elected at the annual meeting of the shareholders and who shall hold office until the next annual meeting of the shareholders and until their successors have been elected and have qualified. In case of the failure to hold the annual meeting on the date fixed herein for the same to be held, the directors shall hold over until the next annual meeting

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unless, prior to said meeting, there shall be held a special meeting of the shareholders for the purpose of electing directors.

    SECTION 2. Vacancies in the Board of Directors, caused by resignation, death or other incapacity or by increase in the number of directors, shall be filled for the unexpired term by a majority vote of the remaining members of the Board of Directors.

                                    ARTICLE XIII
                                MEETINGS OF DIRECTORS

    SECTION 1. Immediately following the annual meeting of the shareholders, the annual meeting of the Board of Directors shall be held, without notice, at the place at which the annual meeting of the shareholders is held.

    SECTION 2. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the President, or by two members of the Board of Directors, upon notice to each director by letter or telegram, but said meeting shall not be held earlier than one day after said telegram shall have been sent or three days after said letter shall have been mailed.

    Said meeting may be held either at the office of the corporation or at such other place as may be designated in the notice of said meeting.

    SECTION 3. A majority of the whole Board of Directors shall constitute a quorum for the transaction of any business except the filling of vacancies, but a smaller number may adjourn from time to time until a future date or until a quorum is secured.

    For the purpose only of filling a vacancy or vacancies in the Board of Directors, a quorum shall consist of a majority of the whole Board of Directors, less the vacancy or the vacancies therein.

    The act of a majority of the directors present at a meeting duly called at which a quorum is present shall be the act of the Board of Directors.

    SECTION 4. Notice of any special meeting of the Board of Directors may be waived in writing by any director if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof/

    SECTION 5. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent to such action is signed by all members of the Board of Directors or such committees, as the case may be, and such written consent is filed with the minutes of the proceedings of the board or committee.

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                                 ARTICLE XIV
                              POWERS OF DIRECTORS

     SECTION 1. The Board of Directors shall have, in addition to such powers as are hereinafter expressly conferred upon it, all such powers as may be exercised by the corporation, subject to the provisions of the statutes of the State of Indiana, the Articles of Incorporation and these By-Laws, and subject to such further regulations as may be, from time to time, made by the shareholders.

    SECTION 2. The Board of Directors shall have express power:

    (a) From time to time to make and change rules and regulations, not inconsistent with these By-Laws, for the management of the corporation's business and affairs;

    (b) To purchase, or otherwise acquire, property, rights or privileges for the corporation which the corporation has power to take on such terms as the Board of Directors deems proper;

    (c) To pay for the property, rights or privileges acquired by the corporation, in whole or in part, with money, stocks, bonds, debentures or other securities of this corporation or with other property owned by it;

    (d) to create, make and issue mortgages, bonds, debentures, deeds of trust, trust agreements, negotiable transferable instruments and securities, secured by mortgages or otherwise, and to do every other act and thing necessary to effectuate the same;

    (e) To appoint agents, clerks, assistants, committees, factors, servants, and trustees, to determine their authority and to dismiss them at its discretion; to fix their duties and emoluments and to change them from time to time, and to require security as it may deem proper but, in the absence of action by the Board of Directors, the employment and discharge of employees and the fixing of their compensation shall be done by the officer of this corporation under whom said employees work;

    (f) To confer on any officer of the corporation the power of selecting, discharging or suspending any of such employees;

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    (g) To determine by whom and in what manner the corporation's bills, notes and receipts, acceptances, endorsements, checks, releases, contracts or other documents shall be signed when said matter is not covered by these By-Laws;

    (h) To fix the compensation of officers, directors and members of committees who are not salaried employees of this corporation;

    (i) To fix and determine the price at which, and the consideration of which, the shares of stock of the corporation may, from time to time, be issued

                                    ARTICLE XV
                      ORDER OF BUSINESS AT DIRECTORS MEETINGS

    The order of business which shall be transacted at the directors' meetings shall be as follows:

    1. Reading of minutes of previous meeting;
    2. Reports of officers;
    3. Reports of committees;
    4. Unfinished business;
    5. New business;
    6. Election of officers, if the meeting is held for that purpose.

                                     ARTICLE XVI
                            COMPENSATION OF DIRECTORS AND
                                MEMBERS OF COMMITTEES


    The members of the Board of Directors and members of committees of the corporation who are not salaried employees of the corporation shall receive such compensation for their services to be rendered for and in behalf of the corporation as may, from time to time, be fixed by the Board of Directors, and the compensation so fixed shall continue to be payable until the Board of Directors shall have thereafter fixed a different compensation, which it may do at any regular or special meeting.

                                     ARTICLE XVII
                                RIGHTS OF SHAREHOLDERS

    The voting rights shall be confined exclusively to the shares of the common stock of One Dollar ($1.00) Par Value.

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                                    ARTICLE XVIII
                                CERTIFICATES OF STOCK

    SECTION 1. The shares of common stock of the corporation shall be represented by certificates signed by the President and the Secretary of the corporation and shall be sealed with the seal of the corporation.

    SECTION 2. Each holder of the common stock certificates of $1.00 Par Value of this corporation shall be entitled to a certificate substantially in the following form:

    Incorporated Under the Laws of the State of Indiana

Number_______                                                  _______Shares

                               EXCEL CORPORATION
                    Authorized Capital 1,000 Shares Par Value

    THIS CERTIFIES THAT_____________________________ is the owner of______________________fully paid and non-assessable shares of the capital stock of EXCEL CORPORATION transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

    IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation, this_______day of__________, A.D. 19__.


___________________________________    _______________________________
                     Secretary                             President

    SECTION 3. In the case of the loss or destruction of any stock certificates, a duplicate may be ordered issued by the Board of Directors upon the satisfactory proof of such loss or destruction and upon the giving to this corporation of a satisfactory indemnity bond in an amount fixed by the Board of Directors. The form of said bond shall be designated and the surety or sureties thereon approved by the Board of Directors.

    SECTION 4. The corporation shall have a first lien on all shares of the capital stock and upon all dividends declared upon the same for any indebtedness of any character or description due it from the respective holders of any such share or shares.

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                                   ARTICLE XIX

                                TRANSFERS OF STOCK


    SECTION 1. All transfers of the stock of the corporation shall be made upon its books by the holder thereof in person, or by his duly appointed representative, upon surrender of the certificate for cancellation. No transfer of stock shall be made within ten (10) days next preceding the day appointed for paying a dividend or for the holding of a shareholders' meeting.

    SECTION 2. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the legal owner thereof and accordingly shall not be bound to recognize any equitable claim to or interest in such share or shares, on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Indiana.

    SECTION 3. The assignment of any certificate of stock shall constitute an assignment to the assignee of the shares so assigned, and of all dividends on the shares assigned which were declared prior to the assignment but payable thereafter, and said dividends shall be paid by the corporation to the assignee of said shares, providing said certificate of stock is presented to the corporation for transfer prior to the date upon which said dividend is payable.

    SECTION 4. In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the impositin of a legend condition, the person or persons issuring or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

                                   ARTICLE XX

                                  FISCAL YEAR

    The fiscal year of this corporation shall begin on the first day of January and end on the 31st day of December of each and every year.

                                   ARTICLE XXI

                                CHECKS FOR MONEY

    All checks, drafts, drafts or other orders for the payment of money of this corporation shall be signed by such officers or employees as may be from time to time designated by the Board of Directors. No checks shall be signed in blank either as to the amount of the check or the name of the payee.

                                  ARTICLE XXII

                                    NOTICES

    SECTION 1. A notice required to be given under the provisions of these By-Laws to any shareholder, director or officer, shall not be construed to mean personal notice, but may be given in writing by depositing the same in a post office or letter box in a postpaid sealed wrapper addressed to such shareholder, officer or director at such address as appears upon the books of the corporation and such notice shall be deemed to be given at the time when the same shall be thus mailed.

    SECTION 2. Any shareholder, director or officer may waive, in writing, any notice required to be given under these By-Laws, either before or after the time when said notice should have been given, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof.

                                 ARTICLE XXIII

                              REMOVAL OF OFFICERS

    The officers of this corporation shall not be removed from office during their term of office except for cause, nor shall their term of office be diminished during their tenure.

                                  ARTICLE XXIV

                                   DIVIDENDS

    The Board of Directors may declare and pay dividends out of the surplus earnings, the undivided net profits, or the surplus paid in cash, of this corporation, but no dividends payable in cash or property shall be paid out of the surplus of this corporation due to or arising from unrealized appreciation in value or from a revaluation of the assets of this corporation. Dividends may be declared at any regular or special meeting of the Board of Directors and need not be declared at the annual meeting of the Board of Directors. Dividends may be paid in cash, in property or in the shares of the common stock of One Dollar ($1.00) Par Value of this corporation, as provided in its Articles of Incorporation, or as permitted by the laws of the State of Indiana.

                                  ARTICLE XXV

                            COMPENSATION OF OFFICERS

    The officers of this corporation shall receive such compensation for their services as may be, from time to time, fixed by the Board of Directors and the compensation so fixed shall continue to be payable until the Board of Directors shall have fixed a different compensation which it may do at any regular or special meeting.

                                  ARTICLE XXVI

                                 CORPORATE SEAL

    The seal of this corporation shal be a plain circular disc, having engraved thereon, near the outer edge thereof, the words, "EXCEL CORPORATION, Elkhart, Indiana", and in the center thereof the word, "SEAL".

                                  ARTICLE XXVII

                EXECUTION OF NEGOTIABLE INSTRUMENTS AND CONTRACTS

    The promissory notes, debentures, certificates of indebtedness, written contracts, and other similar instruments which the corporation may hereafter issue or execute shall be the valid obligations of the corporation if signed in its behalf by the President, a Vice President, the Treasurer, or any other officer or agent designated and authorized by the Board of Directors.

                                 ARTICLE XXVIII

                         INDEMNIFICATION OF DIRECTORS,
                         OFFICERS AND OFFICE EMPLOYEES

   Every individual who has heretofore been, is now or may hereafter become, an officer, director or office employee of the corporation, is hereby indemnified against all liability, costs and expenses which may hereafter be imposed upon or incurred by him or her in connection with or resulting from any action, suit or proceeding of whatever nature against him or her, either civil or criminal, including actions brought by or on behalf of the corporation and which said action is connected with, grows out of or results from his or her being or having been an officer, director of office employee of the corporation and is based upon any action alleged to have been taken, or not taken, by hime or her, but this indemnification shall not apply to any negligent or willful misconduct on the part of said officer, director or office employee which shall be found in said action to have occurred.

    The indemnification above referred to shallnot be exclusive of any other rights to which any such officer, director or office employee may be entitled, as a matter of laws, and shall continue to effect, notwithstanding the fact that said individual shall have ceased to be an officer, director or office employee at the time said action is instituted, while it is pending or after the judgment therein is rendered.

    The indemnification above referred to shall cover the conduct of such officer, director and office employee which occurred both before and after the adoption of this By-Law and shall inure to the benefit of his or her estate, heirs, legatees and devisees.

                                 ARTICLE XXIX

                   INSPECXTION OF BOOKS, RECORDS AND BY-LAWS

    SECTION 1. The books, accounts and records of the corporation shall be open to inspection and examination by each member of the Board of Directors during the usual business hours.

    SECTION 2. All books of account, minutes of the meetings of the shareholders and directors, stock register, stock transfer books, list of names and addresses of the shareholders and the number and class of shares held by each shareholder, shall be open to inspectin and examination during the usual business hours at the annual meeting of the corporation for all proper purposes by each shareholder of the corporation, or by his duly authorized agent or attorney.

                                 ARTICLE XXX

                                 AMENDMENTS

    SECTION 1. These By-Laws maybe amended, altered, repealed or added to at any annual meeting of the Board of Directors, or at any special meeting thereof, provided however, that at the time of giving notice of said special meeting, each director shall be furnished with a copy of the proposed amendment, alteration or addition to said By-Laws.

    SECTION 2. No amendment, alteration or addition to these By-Laws shall become effective unless the same is adopted by the affirmative vote of two-thirds of the directors of this corporation.